UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR (g) OF THE

SECURITIES EXCHANGE ACT OF 1934

Western Asset Global Corporate Defined Opportunity Fund Inc.

(Exact name of registrant as specified in its charter)

Maryland	27-1006348
(State of incorporation or organization)	(I.R.S. Employer Identification No.)

55 Water Street, New York, New York	10041
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered

Common Stock, par value $0.001	New York Stock Exchange, Inc.

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box.  ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box.  ☐

Securities Act registration statement file number to which this form relates: 333-162012

Securities to be registered pursuant to Section 12(g) of the Act:  None

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1.  Description of Registrant’s Securities to be Registered.

The shares (the “Shares”) to be registered hereunder are shares of common stock, $0.001 par value per share of Western Asset Global Corporate Defined Opportunity Fund Inc. (the “Registrant”). A description of the Shares is contained under the heading “Description of Shares” in the prospectus to be included in an amendment to the Registrant’s registration statement on Form N-2, which registration statement was filed under the Securities Act of 1933, as amended, and the Investment Company Act of 1940, as amended, on September 18, 2009 (Registration Nos. 333-162012 and 811-22334, respectively), and such description is incorporated herein by reference.

Item 2.  Exhibits.

Pursuant to the Instructions as to Exhibits, no exhibits are filed herewith or incorporated herein by reference.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

WESTERN ASSET GLOBAL CORPORATE
DEFINED OPPORTUNITY FUND INC.

	By:	/s/ R. Jay Gerken
	Name:	R. Jay Gerken
	Title:	Chairman, Chief Executive Officer, President

Date: October 16, 2009